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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C.20549
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                                    FORM 8-K

                                 CURRENT REPORT
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                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
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         Date of Report (Date of earliest event reported): August 7, 2001


                             BIOSPHERE MEDICAL, INC.
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             (Exact name of registrant as specified in its Charter)



        Delaware                      0-23678                     04-3216867
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(State or Other Jurisdiction        (Commission                 (IRS Employer
   of Incorporation)                File Number)             Identification No.)



               1050 Hingham St. Rockland, Massachusetts 02370
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               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (781) 681-7900



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          (Former Name or Former Address if Changed Since Last Report)



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ITEM 5. OTHER EVENTS.

     The purpose for filing this report is to update the description of the securities of BioSphere Medical, Inc. We anticipate incorporating this description by reference into filings that we make with the SEC from time to time, including our registration statements on Form S-3 or Form S-8. The following information constitutes the "Description of Securities" required by Regulation S-K Item 202.

                 DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK

     The following description of our common stock and preferred stock summarizes the material terms and provisions of our common stock and preferred stock. For the complete terms of our common stock and preferred stock, please refer to our charter and bylaws. The General Corporation Law of Delaware may also affect the terms of these securities. While the terms we have summarized below will apply generally to any future common stock or preferred stock that we may offer, we will describe the particular terms of any series of these securities in more detail in the applicable prospectus. If we indicate in a prospectus, the terms of any common stock or preferred stock we offer under that prospectus may differ from the terms we describe below.

     On July 15, 2001, we had 25,000,000 shares of common stock authorized of which 12,607,422 shares were issued and outstanding. Our charter also authorizes us to issue up to 1,000,000 shares of preferred stock, $0.01 par value per share, none of which is issued and outstanding.

Common Stock

     Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. Holders of our common stock do not have cumulative voting rights. Directors are elected by a plurality of the votes of the shares present in person or by proxy at the meeting. Holders of common stock are entitled to receive proportionately any lawful dividends as may be declared by our board of directors. However, all dividends are subject to preferences that may be applicable to the holders of any outstanding shares of preferred stock. In the event of a liquidation, dissolution or winding up of our affairs, whether voluntarily or involuntarily, the holders of common stock will be entitled to receive proportionately all of our remaining assets available for distribution to stockholders. This distribution would be subject to the rights of the holders of any outstanding shares of preferred stock. Holders of common stock have no preemptive, redemption, conversion or subscription rights. Our outstanding shares of common stock are fully paid and non-assessable. The rights, powers, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate and issue in the future.

Preferred Stock

     Our board of directors is authorized, subject to any limitations prescribed by Delaware law, without further stockholder approval, to issue up to an aggregate of 1,000,000 shares of preferred stock, in one or more series. Our board of directors is also authorized, subject to the limitations prescribed by Delaware law, to establish the number of shares to be included in each series and to fix the voting powers, preferences, qualifications and special or relative rights or privileges of each series. Our board of directors is authorized to issue preferred stock with voting, conversion and other rights and preferences that could adversely affect the voting power or other rights of the holders of common stock.

     The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. However, the issuance of preferred stock or of rights to purchase preferred stock could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, a majority of our outstanding common stock.

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Warrants

     We have outstanding warrants to purchase 163,468 shares of our common stock at an exercise price of $20.00 per share. The warrants may be exercised at any time prior to their expiration date by delivering the warrant certificates to us, together with a completed election to purchase and the full exercise price in cash or a certified check or a wire transfer in same day funds. The warrants will expire on February 4, 2005.

     We also have outstanding warrants to purchase up to 40,000 shares of our common stock at an exercise price of $3.00 per share. The warrants may be exercised at any time prior to their expiration by presenting the warrant to us, together with a completed purchase form and payment of the exercise price in cash or by certified check or bank draft. The holders of the warrants have registration rights, which are described below. The warrants expires on June 5, 2002.

Registration Rights

     Under the terms of a Technology Transfer and License Agreement with Sepracor Inc., Sepracor has the right, subject to certain conditions and limitations, to request that we register shares of our common stock owned by Sepracor under the Securities Act of 1933, as amended.

     The holders of outstanding warrants to purchase up to 40,000 shares of our common stock also have registration rights with respect to the shares of common stock underlying the warrant. We have agreed to file a registration statement for these shares.

     In February 2000, we issued and sold 653,887 shares of our common stock, and warrants to purchase 163,468 shares of our common stock, in a private placement. We registered these shares of common stock, including the shares of common stock underlying the warrants, on a resale registration statement on behalf of the investors, which registration statement we have undertaken to keep effective until the earlier of February 2002, the date on which all of the shares of common stock may be sold without registration under the Securities Act of 1933, as amended, or all of the shares have been sold by the investors. These investors also have the right, subject to certain conditions and limitations, to participate in a registered offering of shares of common stock to be sold by us or by selling stockholders of BioSphere.

Delaware Law; Anti-Takeover Effects

     We are subject to the provisions of Section 203 of the General Corporation Law of Delaware. Section 203 prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A "business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. An "interested stockholder" is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of a corporation's voting stock.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           BIOSPHERE MEDICAL, INC.
                                           (Registrant)





Date:       August 7, 2001                 By: /s/ Robert M. Palladino
                                               --------------------------------
                                               Vice President and
                                               Chief Financial Officer













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